Exhibit 99.1

1001 Louisiana St., Suite 2900

Houston, TX 77002

NYSE: SPN

FOR FURTHER INFORMATION CONTACT:

Paul Vincent, VP of Investor Relations, (713) 654-2200

SUPERIOR ENERGY SERVICES ANNOUNCES

SECOND QUARTER 2018 RESULTS

Houston, July 24, 2018 – Superior Energy Services, Inc. (the “Company”) today announced a net loss from continuing operations for the second quarter of 2018 of $25.4 million, or $0.16 per share, on revenue of $535.5 million. This compares to a net loss from continuing operations of $59.9 million, or $0.39 per share, for the first quarter of 2018, on revenue of $482.3 million and a net loss from continuing operations of $62.0 million, or $0.41 per share for the second quarter of 2017, on revenue of $470.1 million.

“Our results continued to improve during the second quarter, driven by increases in U.S. land utilization,” commented David Dunlap, President and CEO. “Sand supply chain issues, which impeded completions oriented utilization during the first quarter were resolved. We also activated additional hydraulic horsepower (“HHP”), bringing the active size of our pressure pumping fleet to 750,000 HHP. Higher levels of utilization and active horsepower resulted in an approximate 25% increase of sand volumes pumped sequentially.

“Gulf of Mexico activity was relatively unchanged as higher drill pipe demand was offset by lower levels of workover activity and some expected completion tools work moving to the third quarter. Improved results internationally were driven by much stronger hydraulic workover activity and increased drill pipe demand.

“I’m proud of the way the men and women of Superior Energy have met the challenges we’ve faced during the recent industry downturn. As a result of their hard work, and our purpose driven culture, we approached breakeven operating income, and EBITDA grew by 35% over first quarter adjusted EBITDA. Our strategy of allocating capital towards pressure pumping and our cornerstone global franchises during the downturn has us on solid footing as we work to improve returns, increase our cash balances and reduce debt levels as the cycle progresses.”

Second Quarter 2018 Geographic Breakdown

U.S. land revenue was $375.4 million in the second quarter of 2018, an increase of 13% as compared with revenue of $331.5 million in the first quarter of 2018, and an 18% increase compared to revenue of $317.9 million in the second quarter of 2017. Gulf of Mexico revenue was $72.2 million, a decrease of 5% as compared with revenue of $76.0 million in the first quarter of 2018, and a 14% decrease from revenue of $84.2 million in the second quarter of 2017. International revenue of $87.9 million increased 18% as compared with $74.8 million in the first quarter of 2018 and increased 29% as compared to revenue of $68.0 million in the second quarter of 2017.

Drilling Products and Services Segment

The Drilling Products and Services segment revenue in the second quarter of 2018 was $94.0 million, a 10% increase from first quarter 2018 revenue of $85.2 million and a 37% increase from second quarter 2017 revenue of $68.8 million.

U.S. land revenue increased 7% sequentially to $43.4 million, Gulf of Mexico revenue increased 11% sequentially to $23.3 million and international revenue increased 17% sequentially to $27.3 million.

Onshore Completion and Workover Services Segment

The Onshore Completion and Workover Services segment revenue in the second quarter of 2018 was $276.2 million, a 19% increase from first quarter 2018 revenue of $231.5 million, and an 11% increase from second quarter 2017 revenue of $249.1 million.

Production Services Segment

The Production Services segment revenue in the second quarter of 2018 was $102.0 million, a 1% increase from first quarter 2018 revenue of $100.8 million and a 15% increase from second quarter 2017 revenue of $88.6 million.

U.S. land revenue decreased 9% sequentially to $47.9 million as a result of decreased pressure control activity. Gulf of Mexico revenue decreased 22% sequentially to $13.6 million due primarily due to lower hydraulic workover and snubbing, and lower electric line activity. International revenue increased 31% sequentially to $40.5 million due to higher levels of hydraulic workover and snubbing, coiled tubing and cementing.

Technical Solutions Segment

The Technical Solutions segment revenue in the second quarter of 2018 was $63.3 million, a 2% decrease from first quarter 2018 revenue of $64.8 million and unchanged from second quarter 2017 revenue of $63.6 million.

U.S. land revenue increased 16% sequentially to $7.9 million. Gulf of Mexico revenue decreased 6% sequentially to $35.3 million as some completion tool activity shifted to the third quarter. International revenue decreased 2% to $20.1 million due to lower levels of well control activity.

Conference Call Information

The Company will host a conference call at 9:00 a.m. Eastern Daylight Time on Wednesday, July 25, 2018. The call can be accessed from the Company’s website at www.superiorenergy.com or by telephone at 800-254-3590. For those who cannot listen to the live call, a telephonic replay will be available through August 8, 2018 and may be accessed by calling 844-512-2921 and using the pin number 6646297.

About Superior Energy Services

Superior Energy Services (NYSE:SPN) serves the drilling, completion and production-related needs of oil and gas companies worldwide through a diversified portfolio of specialized oilfield services and equipment that are used throughout the economic life cycle of oil and gas wells. For more information, visit: www.superiorenergy.com.

The press release contains, and future oral or written statements or press releases by us and our management may contain, certain forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Generally, the words “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks” and “estimates,” variations of such words and similar expressions identify forward-looking statements, although not all forward-looking statements contain these identifying words. All statements other than statements of historical fact regarding the Company’s financial position, financial performance, liquidity, strategic alternatives, market outlook, future capital needs, capital allocation plans, business strategies and other plans and objectives of our management for future operations and activities are forward-looking statements. These statements are based on certain assumptions and analyses made by our management in light of its experience and prevailing circumstances on the date such statements are made. Such forward-looking statements, and the assumptions on which they are based, are inherently speculative and are subject to a number of risks and uncertainties that could cause our actual results to differ materially from such statements. Such uncertainties include, but are not limited to: the cyclicality and volatility of the oil and gas industry, including changes in prevailing levels of capital expenditures, exploration, production and development activity; changes in prevailing oil and gas prices or expectations about future prices; operating hazards, including the significant possibility of accidents resulting in personal injury or death, property damage or environmental damage for which we may have limited or no insurance coverage or indemnification rights; the effect of regulatory programs (including worker health and safety laws) and environmental matters on our operations or prospects, including the risk that future changes in the regulation of hydraulic fracturing could reduce or eliminate demand for our pressure pumping and fluid management services, or that future changes in climate change legislation could result in increased operating costs or reduced commodity demand globally; counter-party risks associated with reliance on key suppliers; risks associated with the uncertainty of macroeconomic and business conditions worldwide; changes in competitive and technological factors affecting our operations; credit risk associated with our customer base; the potential inability to retain key employees and skilled workers; challenges with estimating our oil and natural gas reserves and potential liabilities related to our oil and natural gas property; risk associated with potential changes of Bureau of Ocean Energy Management security and bonding requirements for offshore platforms; risks inherent in acquiring businesses; risks associated with cyber-attacks; risks associated with business growth during an industry recovery outpacing the capabilities of our infrastructure and workforce; political, legal, economic and other risks and uncertainties associated with our international operations; potential changes in tax laws, adverse positions taken by tax authorities or tax audits impacting our operating results; risks associated with our outstanding debt obligations and the potential effect of limiting our future growth and operations; our continued access to credit markets on favorable terms; the impact that unfavorable or unusual weather conditions could have on our operations; claims, litigation or other proceedings that require cash payments or could impair financial condition; not realizing the benefits of acquisitions or divestitures and price volatility of the Company’s common stock. These risks and other uncertainties related to our business are described in our periodic reports filed with the Securities and Exchange Commission. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Investors are cautioned that many of the assumptions on which our forward-looking statements are based are likely to change after such statements are made, including for example the market prices of oil and gas and regulations affecting oil and gas operations, which we cannot control or anticipate. Further, we may make changes to our business strategies and plans (including our capital spending and capital allocation plans) at any time and without notice, based on any changes in the above-listed factors, our assumptions or otherwise, any of which could or will affect our results. For all these reasons, actual events and results may differ materially from those anticipated, estimated, projected or implied by us in our forward-looking statements. We undertake no obligation to update any of our forward-looking statements for any reason and, notwithstanding any changes in our assumptions, changes in our business plans, our actual experience, or other changes. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

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SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except earnings per share amounts)

(unaudited)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2018	2017	2018	2018	2017
Revenues	$535,548	$470,068	$482,318	$1,017,866	$871,004
Cost of services and rentals (exclusive of depreciation, depletion, amortization and accretion)	369,810	351,802	343,460	713,270	673,788
Depreciation, depletion, amortization and accretion	97,973	108,119	105,719	203,692	222,400
General and administrative expenses	69,896	76,708	75,820	145,716	152,201

Loss from operations	(2,131)	(66,561)	(42,681)	(44,812)	(177,385)
Other income (expense):
Interest expense, net	(24,894)	(23,333)	(24,887)	(49,781)	(47,583)
Other income (expense)	(2,382)	(2,156)	(1,735)	(4,117)	(1,507)

Loss from continuing operations before income taxes	(29,407)	(92,050)	(69,303)	(98,710)	(226,475)
Income taxes	(3,970)	(30,011)	(9,355)	(13,325)	(74,775)

Net income (loss) from continuing operations	(25,437)	(62,039)	(59,948)	(85,385)	(151,700)
Income (loss) from discontinued operations, net of income tax	(953)	(1,767)	224	(729)	(3,765)

Net income (loss)	$(26,390)	$(63,806)	$(59,724)	$(86,114)	$(155,465)

Basic and Diluted earnings (losses) per share:
Net income (loss) from continuing operations	$(0.16)	$(0.41)	$(0.39)	$(0.56)	$(1.00)
Loss from discontinued operations	(0.01)	(0.01)	—	—	(0.02)

Net income (loss)	$(0.17)	$(0.42)	$(0.39)	$(0.56)	$(1.02)

Weighted average common shares:
Basic and Diluted	154,278	152,857	154,121	153,728	152,317

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	6/30/2018	12/31/2017
ASSETS
Current assets:
Cash and cash equivalents	$118,512	$172,000
Accounts receivable, net	441,983	398,056
Income taxes receivable	—	959
Prepaid expenses	43,188	42,128
Inventory and other current assets	158,765	134,032
Assets held for sale	—	13,644

Total current assets	762,448	760,819

Property, plant and equipment, net	1,240,703	1,316,944
Goodwill	806,813	807,860
Notes receivable	62,041	60,149
Restricted cash	11,631	20,483
Intangible and other long-term assets, net	137,349	143,970

Total assets	$3,020,985	$3,110,225

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$162,125	$119,716
Accrued expenses	201,665	221,757
Current portion of decommissioning liabilities	24,156	27,261
Liabilities held for sale	—	6,463

Total current liabilities	387,946	375,197

Deferred income taxes	41,758	61,058
Decommissioning liabilities	103,088	103,136
Long-term debt, net	1,281,145	1,279,771
Other long-term liabilities	154,333	158,634
Total stockholders’ equity	1,052,715	1,132,429

Total liabilities and stockholders’ equity	$3,020,985	$3,110,225

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

SIX MONTHS ENDED JUNE 30, 2018 AND 2017

(in thousands)

(unaudited)

	2018	2017
Cash flows from operating activities:
Net loss	$(86,114)	$(155,465)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, depletion, amortization and accretion	203,692	222,400
Other noncash items	(5,343)	(42,898)
Changes in working capital and other	(72,820)	(6,890)

Net cash provided by operating activities	39,415	17,147
Cash flows from investing activities:
Payments for capital expenditures	(119,841)	(56,649)
Other	23,297	4,090

Net cash used in investing activities	(96,544)	(52,559)
Cash flows from financing activities:
Other	(3,900)	(6,974)

Net cash used in financing activities	(3,900)	(6,974)
Effect of exchange rate changes in cash	(1,311)	2,093

Net decrease in cash, cash equivalents, and restricted cash	(62,340)	(40,293)
Cash, cash equivalents and restricted cash at beginning of period	192,483	246,092

Cash, cash equivalents, and restricted cash at end of period	$130,143	$205,799

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES

REVENUE BY GEOGRAPHIC REGION BY SEGMENT

(in thousands)

(unaudited)

	Three months ended,
	June 30, 2018	March 31, 2018	June 30, 2017
U.S. land
Drilling Products and Services	$43,394	$40,717	$27,770
Onshore Completion and Workover Services	276,242	231,489	249,079
Production Services	47,944	52,457	33,062
Technical Solutions	7,858	6,833	7,921

Total U.S. land	$375,438	$331,496	$317,832

Gulf of Mexico
Drilling Products and Services	$23,261	$20,989	$22,266
Onshore Completion and Workover Services	—	—	—
Production Services	13,634	17,500	19,937
Technical Solutions	35,333	37,562	42,030

Total Gulf of Mexico	$72,228	$76,051	$84,233

International
Drilling Products and Services	$27,378	$23,496	$18,791
Onshore Completion and Workover Services	—	—	—
Production Services	40,426	30,760	35,607
Technical Solutions	20,078	20,515	13,605

Total International	$87,882	$74,771	$68,003

Total Revenues	$535,548	$482,318	$470,068

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES

SEGMENT HIGHLIGHTS

(in thousands)

(unaudited)

	Three months ended,
	June 30, 2018	March 31, 2018	June 30, 2017
Revenues
Drilling Products and Services	$94,033	$85,202	$68,827
Onshore Completion and Workover Services	276,242	231,489	249,079
Production Services	102,004	100,717	88,606
Technical Solutions	63,269	64,910	63,556

Total Revenues	$535,548	$482,318	$470,068

Adjusted Income (Loss) from Operations (1)
Drilling Products and Services	$15,001	$7,979	$(10,533)
Onshore Completion and Workover Services	7,511	(7,141)	(14,367)
Production Services	(7,124)	(11,180)	(14,850)
Technical Solutions	5,797	1,817	1,071
Corporate and other	(23,316)	(26,064)	(27,882)

Total Adjusted Income (Loss) from Operations	$(2,131)	$(34,589)	$(66,561)

Adjusted EBITDA (1)
Drilling Products and Services	$43,591	$37,620	$23,086
Onshore Completion and Workover Services	54,934	40,514	30,254
Production Services	7,179	8,100	5,343
Technical Solutions	12,070	9,547	9,326
Corporate and other	(21,932)	(24,651)	(26,451)

Total Adjusted EBITDA	$95,842	$71,130	$41,558

(1) Adjusted income (loss) from operations and adjusted EBITDA exclude the impact of restructuring costs and other items for the three months ended March 31, 2018. There were no adjustments for the three months ended June 30, 2018 and 2017, respectively. For Non-GAAP reconciliations, refer to Table 1 below.

Non-GAAP Financial Measures

The following table reconciles net income/loss from continuing operations by segment, which is the directly comparable financial results determined in accordance with Generally Accepted Accounting Principles (GAAP), to adjusted income/loss from operations and adjusted EBITDA by segment (non-GAAP financial measures). These financial measures are provided to enhance investors’ overall understanding of the Company’s current financial performance.

Reconciliation of Adjusted Income (Loss) from Operations and Adjusted EBITDA by Segment

(in thousands)

(unaudited)

Table 1

	Three months ended, June 30, 2018
	Drilling Products and Services	Onshore Completion and Workover Services	Production Services	Technical Solutions	Corporate and Other	Consolidated
Reported net income (loss) from continuing operations	$15,001	$7,511	$(7,124)	$6,768	$(47,593)	$(25,437)
Interest expense, net	—	—	—	(971)	25,865	24,894
Other expense	—	—	—	—	2,382	2,382
Income taxes	—	—	—	—	(3,970)	(3,970)

Income (loss) from operations	$15,001	$7,511	$(7,124)	$5,797	$(23,316)	$(2,131)

Depreciation, depletion, amortization and accretion	28,590	47,423	14,303	6,273	1,384	97,973

EBITDA	$43,591	$54,934	$7,179	$12,070	$(21,932)	$95,842

	Three months ended, March 31, 2018
	Drilling Products and Services	Onshore Completion and Workover Services	Production Services	Technical Solutions	Corporate and Other	Consolidated
Reported net income (loss) from continuing operations	$7,967	$(10,043)	$(14,092)	$2,273	$(46,053)	$(59,948)
Restructuring and other costs	12	2,902	2,912	500	1,766	8,092
Interest expense, net	—	—	—	(956)	25,843	24,887
Other expense	—	—	—	—	1,735	1,735
Income taxes	—	—	—	—	(9,355)	(9,355)

Adjusted income (loss) from operations	$7,979	$(7,141)	$(11,180)	$1,817	$(26,064)	$(34,589)

Depreciation, depletion, amortization and accretion	29,641	47,655	19,280	7,730	1,413	105,719

Adjusted EBITDA	$37,620	$40,514	$8,100	$9,547	$(24,651)	$71,130

	Three months ended, June 30, 2017
	Drilling Products and Services	Onshore Completion and Workover Services	Production Services	Technical Solutions	Corporate and Other	Consolidated
Reported net income (loss) from continuing operations	$(10,533)	$(14,367)	$(14,850)	$1,982	$(24,271)	$(62,039)
Interest expense, net	—	—	—	(911)	24,244	23,333
Other expense	—	—	—	—	2,156	2,156
Income taxes	—	—	—	—	(30,011)	(30,011)

Income (loss) from operations	$(10,533)	$(14,367)	$(14,850)	$1,071	$(27,882)	$(66,561)

Depreciation, depletion, amortization and accretion	33,619	44,621	20,193	8,255	1,431	108,119

EBITDA	$23,086	$30,254	$5,343	$9,326	$(26,451)	$41,558